EXHIBIT 10.16

AMENDMENT NO. 2 TO

EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of August 1, 2003 by and between Countrywide Home Loans, Inc. (“Countrywide”) and HomeBanc Mortgage Corp. (“Seller”). This Amendment amends that certain Early Purchase Program Addendum to Loan Purchase Agreement by and between Countrywide and Seller dated as of April 4, 2002 (the “EPP Addendum”), which such EPP Addendum supplements that certain Loan Purchase Agreement by and between Countrywide and Seller dated as of July 17, 2001 (including all the Commitments, Amendments, Addenda, Assignments of Trade and Assignments thereto, collectively, the “Loan Purchase Agreement”).

RECITALS

Countrywide and Seller have previously entered into the EPP Addendum pursuant to which Seller may sell certain loans to Countrywide prior to delivery of certain mortgage loan documents. Countrywide and Seller hereby agree that the EPP Addendum shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and Seller hereby agree as follows:

1.	Section 7(d) – Countrywide and Seller agree to amend the Outstanding Loan Limit to $80,000,000.

2.	Section 4(a) – Over/Under Account Minimum Balance: Countrywide and Seller agree that the Over/Under Account; “Minimum Balance” required to be maintained by Seller shall be amended to $600,000.

3.	New section - Section 7 (e) - Inability to Complete Review. “In the event Countrywide is unable to complete its review of any Loan during the related Review Period as a result of any mortgage file, information and/or documents not being timely delivered or provided to Countrywide as required hereunder, Countrywide may, at Countrywide’s sole option and in lieu of requiring Seller to repurchase the affected Loan, either:

(i)	extend the Review Period for an additional period of time to be determined by Countrywide in its sole discretion, in which case, (A) as a holdback amount to compensate Countrywide for the risk that such EPP Loan may not comply with the Agreements, the Initial Purchase Price for the Loan shall be reduced by Countrywide in accordance with the reduction schedule set forth in Exhibit J, (B) Countrywide shall charge, and Seller shall be obligated to pay, in addition to any other fees and interest applicable under the Loan Purchase Agreement or the EPP Addendum, a Review Period Extension Fee. Such holdback amount, Review Period Extension Fee and Interest Compensation Fee may be deducted by Countrywide from the Over/Under Account in accordance with Section 4 hereof; or

(ii)	mutually agree with Seller upon the Adjusted Purchase Price of the related Loan, in which case, the difference, if any, between the Initial Purchase Price and the agreed upon Adjusted Purchase Price for such loan shall then be debited or credited, as applicable, by Countrywide to the Over/Under Account.

(iii)	Countrywide shall not be obligated to purchase Loans under the Addendum if 10% of the outstanding Loans are subject to an extension of the Review Period.

4.	New Heading – Section 7(E) – Holdback Schedule: Countrywide and Seller agree to add the following Holdback Schedule:

Days over Review Period	Holdback as a percentage of Initial Purchase Price	Review Period Extension Fee
1-15 days	5%	1.50% over the initial Net Interest Spread
16-30 days	15%	1.75% over the initial Net Interest Spread
31-45 days	10%	2.00% over the initial Net Interest Spread

5.	No Other Amendments. Other than as expressly modified and amended herein, the EPP Addendum and Loan Purchase Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Countrywide as provided under the EPP Addendum and Loan Purchase Agreement.

6.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the EPP Addendum or Loan Purchase Agreement, as applicable.

7.	Facsimiles: Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Countrywide and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.		HOMEBANC MORTGAGE CORP.

By:	/S/ THOMAS C. WILLIAMS	By:	/S/

	Signature		Signature

Name:	Thomas C. Williams	Name:

Title:	President	Title:

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Countrywide Home Loans, Inc. (“Countrywide”) and HomeBanc Mortgage Corp. (“Seller”) have entered into the Early Purchase Program Addendum to Loan Purchase Agreement, dated as of April 4, 2002 (the “EPP Addendum”), pursuant to which Countrywide has agreed to purchase loans from Seller under an early purchase program subject to the terms and conditions set forth therein; and

WHEREAS, Seller has agreed to give to Countrywide a power of attorney on the terms and conditions contained herein in order for Countrywide to take any action that Countrywide may deem necessary or advisable to accomplish the purposes of the EPP Addendum;

NOW, THEREFORE, Seller hereby irrevocably constitutes and appoints Countrywide its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform the following in connection with the loans to be sold by Seller to Countrywide under the EPP Addendum (the “EPP Loans”) or as otherwise provided below:

(1)	to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the EPP Loans;

(2)	to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the EPP Loans;

(3)	to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the EPP Loans, including, without limitation, unendorsing and re-endorsing a promissory note to another investor;

(4)	to complete lost note affidavits relating to the EPP Loans;

(5)	to issue title requests and instructions relating to the EPP Loans;

(6)	to give notice to any individual or entity of its ownership interest in the EPP Loans; and

(7)	to service and administer the EPP Loans, including, without limitation, the receipt and collection of all sums payable in respect of the EPP Loans.

Seller hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.

HomeBanc Mortgage Corp.

By:

Name:

Title:

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WITNESS my hand this                          day of                     , 20    .

STATE OF		}
}	SS.
County of		}

This instrument was acknowledged, subscribed and sworn to before me this                          day of                         , by

Notary Public

My Commission Expires:

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